Exhibit 10.1

Executive Employment Agreement

Between Kartoon Studios, Inc. and Brian Parisi

1.	Effective Date

Effective Date	January 1, 2026

2.	Parties
Company	Kartoon Studios, Inc. a Nevada corporation with principal offices at 190 N. Canon Drive, Floor 4, Beverly Hills, CA 90210 (“Company”).
Executive	Brian Parisi, residing at XXXX, XXXXXXXXX, XX XXXXXXX (“Executive”).

3.	Position and Duties
Title	Chief Financial Officer
Reporting	Reports to the Chief Executive Officer and the Chief Operating Officer
Duties	Oversight of the Company’s Financial operations and such other duties as assigned consistent with the title.
Exclusivity	Full-time devotion to Company affairs. Executive is exclusive in the entertainment industry. Subject to that restriction, Executive may engage in limited, non-competitive outside activities that do not interfere with Company duties.

4.	Term of Employment
Initial Term	Two (2) years from Effective Date, unless earlier terminated as provided herein.
Extension	Only by mutual written agreement of both parties.
Post-Term Employment	If continued after expiration, employment shall be at-will.
Notice	3-month notice of non-renewal

5.	Compensation and Benefits
Base Salary .	$375,000 in year one and $400,000 in year two, payable in accordance with normal payroll practices
Non-Discretionary Bonus	$50,000 for each fiscal year of the Term in which Company EBITDA exceeds $2,000,000.
Equity Grant	500,000 Restricted Stock Units (RSUs) under Company’s Equity Plan, pursuant to a Restricted Stock Unit Agreement. The RSUs will vest in Three (3) equal installments at the end of each calendar year.
Benefits	Eligibility for all standard executive benefit and perquisite programs (health, welfare, retirement, deferred compensation, severance, etc.), consistent with senior executives generally offered by the Company to its executives.
Expense Reimbursement	Reimbursement of reasonable and properly documented business expenses per Company policy.

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6.	Clawback Rights
Scope	Applies to all bonuses, equity awards, and other incentive-based compensation (“Clawback Benefits”).
Triggers	(a) Financial restatement due to material non-compliance with securities laws; (b) Material breach of confidentiality, non-competition, non-solicitation, or other policy causing material harm; or (c) Termination for Cause.
Duration	During employment and for three (3) years following termination.
Administration	Determined by Compensation Committee; intended to comply with Dodd-Frank Act clawback provisions.

7.	Termination
Death	Payment of accrued salary, unused vacation, earned but unpaid bonuses, vested equity, and reimbursable expenses.
Disability	Termination after 120 consecutive or 180 cumulative days of incapacity; continued salary until disability benefits commence; partial “Disability Payments” for up to six (6) months post-termination; continued health benefits during such period.
Termination for Cause	Immediate termination with payment of accrued base salary only. ‘Cause’ includes willful failure to perform, material breach, fraud, or commission of a felony. All unpaid bonuses and unvested equity forfeited.
Resignation for Good Reason

Permitted upon (i) material salary reduction, (ii) relocation >50 miles, (iii) material diminution of duties/title, or (iv) successor’s failure to assume this Agreement. Requires written notice and 30-day cure period.

8.	Confidentiality and Intellectual Property
Confidential Information	Executive shall maintain strict confidentiality of all non-public information relating to the Company, during and after employment.
Return of Property	All Company documents, records, and media must be returned upon termination.
Work Product/ IP	All materials and inventions created in the course of employment are “works-made-for-hire” and owned exclusively by the Company.
CA Labor Code §2870	Exempts inventions created entirely on Executive’s own time without use of Company resources and unrelated to Company business; For purposes of clarity, any work related to the entertainment industry falls within the Company’s sphere of business.

10.	Restricted Activities

Non-Compete	During employment, Executive shall not directly or indirectly participate in any business competing with the Company or its Subsidiaries.
Post-Termination Non-Use	Executive shall not use Company Confidential Information to compete for twenty-four (24) months after termination or until such information becomes public.
Non-Solicitation	Executive shall not solicit or induce any employee, contractor, customer, or vendor of the Company during employment.

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10.	Miscellaneous

Assignment	Neither party may assign without written consent; Company may assign to successor or acquirer.
Governing Law	State of California.
Amendment/ Waiver	Must be in writing and executed by both parties.
Severability	Invalid provisions modified to the maximum lawful extent.
Entire Agreement	Supersedes all prior agreements between the parties.
Counterparts	May be executed in multiple originals, including by electronic signature.

13.	Binding Effect

This Term Sheet represents the material binding terms agreed between the parties and shall serve as the definitive Executive Employment Agreement.

SIGNATURES

KARTOON STUDIOS, INC.	Brian Parisi
By: /s/ Andy Heyward	/s/ Brian Parisi
Name: Andy Heyward	Date: 11/24/2025
Title: Chief Executive Officer
Date: 11/24/2025

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